SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM T-1

                            Statement of Eligibility

                      Under the Trust Indenture Act of 1939

                      of a Corporation Designated to Act as

                                     Trustee

                      Check if an Application to Determine

                  Eligibility of a Trustee Pursuant to Section
                            305(b)(2) _______________

                          HARRIS TRUST AND SAVINGS BANK
                                (Name of Trustee)

           Illinois                                             36-1194448
                                                             (I.R.S. Employer

   (State of Incorporation)                                Identification No.)

                 111 West Monroe Street, Chicago, Illinois 60603
                    (Address of principal executive offices)

                Daniel G. Donovan, Harris Trust and Savings Bank,
                111 West Monroe Street, Chicago, Illinois, 60603
                                  312-461-2908

           (Name, address and telephone number for agent for service)
                            CANANDAIGUA BRANDS, INC.
                                (Name of Obligor)

           Delaware                                              16-0716709
                                                              (I.R.S. Employer
   (State of Incorporation)                                 Identification No.)

                            235 North Bloomfield Road
                           Canandaigua, New York 14424
                    (Address of principal executive offices)

                                 Debt Securities
                         (Title of indenture securities)





 1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

            Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

            The Obligor is not an affiliate of the Trustee.

 3. thru 15.

            NO RESPONSE NECESSARY

16.   LIST OF EXHIBITS.

      1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

         A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

      2. A copy of the existing by-laws of the Trustee.

         A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

      3. The consents of the Trustee required by Section 321(b) of the Act.

            (included as Exhibit A on page 2 of this statement)

      4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

            (included as Exhibit B on page 3 of this statement)



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 9th day of November, 1998.

HARRIS TRUST AND SAVINGS BANK

By:   /s/ DGDonovan
      D. G. Donovan

      Assistant Vice President

EXHIBIT A

The consents of the Trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK

By:   /s/ DGDonovan

      D.G. Donovan
      Assistant Vice President



EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1998, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.